Exhibit 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


   We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report, dated January 20, 1995, except for Note 19, as to which the date is January 31, 1995, relating to the consolidated financial statements of F&M Bancorp that is incorporated by reference in the annual report on Form 10-K of F&M Bancorp for the year ended December 31, 1994, and to the reference to our Firm under the caption "Experts" in the Prospectus.


KELLER BRUNER & COMPANY, L.L.C.
Frederick, Maryland

April 18, 1995



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